UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 15, 2016
 _________________________
UCP, Inc.
(Exact Name of Registrant as Specified in Charter)
_________________________
Delaware	1-36001	90-0978085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	99 Almaden Boulevard Suite 400 San Jose, California	95113
	(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (408) 207-9499

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
With effect immediately following the close of business on January 15, 2016 (the "Effective Date"), the Board of Directors of UCP, Inc. (the "Company") appointed James M. Pirrello as the Company's Chief Financial Officer and Treasurer.  Mr. Pirrello will also serve as the Company's Chief Accounting Officer.  In connection with the appointment, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Pirrello on the terms summarized below.
Mr. Pirrello will succeed William J. La Herran, who served as the Company's Chief Financial Officer and Treasurer from its formation until his resignation as of the Effective Date.
Mr. Pirrello, age 57, has over 30 years of experience in the homebuilding industry and has demonstrated expertise in finance, acquisitions and operations.  Prior to joining the Company, since 2014 Mr. Pirrello was the founder and President of American New Homes Group, a start-up company formed to build a super-regional homebuilder through acquisitions of privately-owned homebuilders.  From December 2012 to August 2014, Mr. Pirrello was the Chief Financial Officer of BCB Homes, Inc., a homebuilder focusing on markets along the Gulf Coast of Florida. From January 2012 to December 2012, Mr. Pirrello was the Managing Partner of Berkeley-Columbia Consulting Group, LLC, a boutique management consulting firm specializing in mergers and acquisitions, capital market transactions and competitive strategy analysis and development.  From June 2006 to December 2011, Mr. Pirrello was the Chief Financial Officer and San Antonio Division President of Michael Sivage Homes and Communities, a homebuilder with operations in Texas and New Mexico.   Mr. Pirrello received his Bachelor's degree in Accounting from Juniata College; he received a Masters of Business Administration from both Columbia University and the University of California, Berkeley.
There were no arrangements or understandings between Mr. Pirrello and any other persons pursuant to which Mr. Pirrello received his appointment. Mr. Pirrello does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Employment Agreement
Mr. Pirrello's Employment Agreement provides for an initial term of three years from the Effective Date with automatic one-year renewal periods absent at least 60 days prior written notice of non-renewal by either party.
During his employment term Mr. Pirrello will receive a base salary at an annual rate of $375,000 (the "Base Salary"). Mr. Pirrello is eligible to receive an annual discretionary cash bonus with a target bonus of not less than 50% of his Base Salary.
Mr. Pirrello shall be eligible to receive equity and other long-term incentive awards under the Company's 2013 Long-Term Incentive Plan and its 2014 Short-Term Incentive Plan, and will also be eligible to participate in other benefit plans of the Company consistent with other executives of a similar level.  During Mr. Pirrello's employment term, he will be entitled to certain employee benefits of the Company including, but not limited to, any employee benefit plan that the Company has adopted or may adopt, five weeks of paid vacation per calendar year and reimbursement of business and travel expenses pursuant to the Company's expense reimbursement policy. The Company will provide Mr. Pirrello with a car or provide a car allowance of $1,000 per month. The Company shall reimburse Mr. Pirrello for reasonable expenses and costs incurred in connection with his relocation to the San Jose area.
If Mr. Pirrello's employment is terminated during the term of the Employment Agreement by the Company without "Cause" or by Mr. Pirrello for "Good Reason" (each, as defined in Employment Agreement), then in addition to any accrued amounts owed, Mr. Pirrello would be entitled to receive a severance payment in an amount equal to one times the sum of (A) his Base Salary at the time of termination plus (B) his target annual bonus for the year in which his employment terminates.  In addition, he would be eligible to receive continuing healthcare coverage for up to 12 months.
The foregoing description of the terms of Mr. Pirrello's Employment Agreement is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.
Indemnity Agreement
On the Effective Date, the Company entered into an Indemnity Agreement with Mr. Pirrello in substantially the same form as the Company has entered into with its other executive officers.  In general, the Company has agreed to hold harmless and indemnify Mr. Pirrello to the fullest extent authorized or permitted by the provisions of the Delaware General Corporation Law. The foregoing description of the terms of Mr. Pirrello's Indemnity Agreement is a summary which does not purport to be complete and is qualified in its entirety by reference to the form of Indemnity Agreement, a copy of which was filed with the Securities and Exchange Commission (the "SEC") on May 21, 2013 as Exhibit 10.6 to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-187735).
Resignation Agreement with William J. La Herran
On the Effective Date, the Company entered into a Resignation Agreement (the "Resignation Agreement") with William J. La Herran who resigned as the Chief Financial Officer and Treasurer of the Company on the Effective Date.  Mr. La Herran's employment by the Company ceased as of the Effective Date.  Pursuant to the Resignation Agreement, Mr. La Herran will receive a lump-sum severance payment in an amount equal to $562,500 and a monthly payment in an amount equal to a portion of the monthly amount of the Consolidated Omnibus Budget Reconciliation Act of 1985 continuation coverage premium for such month until the earlier of 12 months after the Effective Date and the date on which Mr. La Herran has obtained other substantially similar healthcare coverage.  Mr. La Herran's unvested equity awards also vested as of the Effective Date.  In consideration for the benefits under the Resignation Agreement, Mr. La Herran agreed to various provisions, including a general release of claims against the Company, waivers of various rights and other customary provisions. The foregoing description of the terms of the Resignation Agreement is a summary which does not purport to be complete and is qualified in its entirety by reference to the Resignation Agreement, a copy of which is filed as Exhibit 10.2 hereto.

Item 7.01.	Regulation FD Disclosure.

On January 19, 2016, the Company issued a press release announcing the appointment of James M. Pirrello as Chief Financial Officer and Treasurer. A copy of the press release is included herewith as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item. 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Exhibit

10.1	James M. Pirrello, Employment Agreement
10.2	William J. La Herran, Resignation Agreement
99.1	Press release, dated January 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 20, 2016

UCP, Inc.

By:	/s/ W. Allen Bennett
Vice President and General Counsel

EXHIBIT INDEX
Exhibit No.	Description

10.1	James M. Pirrello, Employment Agreement
10.2	William J. La Herran, Resignation Agreement
99.1	Press release, dated January 19, 2016